Exhibit 99.1

LSI INDUSTRIES REPORTS FISCAL 2024 FIRST QUARTER RESULTS

AND DECLARES QUARTERLY CASH DIVIDEND

CINCINNATI, November 2, 2023 – LSI Industries Inc. (Nasdaq: LYTS, “LSI” or the “Company”) a leading U.S. based manufacturer of commercial lighting and display solutions, today reported financial results for the fiscal 2024 first quarter ended September 30, 2023.

FISCAL 2024 FIRST QUARTER

●	Net Income +28% y/y to $8.0 million, or $0.27 per diluted share
●	Adjusted Net Income +23% y/y to $8.7 million or $0.29 per diluted share
●	Net Sales $123.4 million; Lighting sales steady versus prior year
●	EBITDA of $13.4 million; Adjusted EBITDA $15.1 million or 12.2% of sales
●	Free Cash Flow $9.2 million
●	Ratio of net debt to TTM Adjusted EBITDA of 0.5x as of September 30, 2023

LSI delivered significant year-over-year growth in margin realization, operating income, and profitability in the fiscal first quarter, driven by disciplined price and cost management, as well as general stability across the Company’s diverse vertical markets.

The Company reported fiscal first quarter net income of $8.0 million, or $0.27 per diluted share, on net sales of $123.4 million. Adjusted net income was $8.7 million, or $0.29 per diluted share, versus $7.1 million or $0.25 per diluted share last year. Net sales of $123.4 million was 3% below prior year.

LSI reported Adjusted EBITDA of $15.1 million in the fiscal first quarter, an increase of 13% versus the prior-year period. Adjusted EBITDA margin rate improved 170 basis points year-over-year to 12.2% in the fiscal first quarter, driven by a higher-value sales mix, continued price discipline, and effective cost management.

The Company generated free cash flow of $9.2 million and $45.4 million, respectively, for the three and twelve months ended September 30, 2023. The strong cash flow allowed the Company to continue to reduce net debt. In the quarter net debt decreased to $25.1 million from $68.5 million last year, resulting in a reduction in the ratio of net debt to trailing twelve-month adjusted EBITDA to 0.5x.

The Company declared a regular cash dividend of $0.05 per share payable on November 21, 2023, to shareholders of record on November 13, 2023.

LSI Industries Fiscal 2024 First Quarter Results

November 2, 2023

MANAGEMENT COMMENTARY

“Our Company delivered solid first quarter results, driven by strong execution across all facets of our business,” stated James A. Clark, President, and Chief Executive Officer of LSI. “Our commercial and operational execution continues at a high level, advancing our position in key vertical markets, while managing the timing of customer programs and projects,” continued Clark. “Predicting program and project timing remains a challenge, as macro and sector-specific factors shift the timing of customer capital investments. Importantly, we’ve built our business to flex and adapt to these fluctuations, while ensuring we are well equipped to support the unique needs of every customer.

“Profitable growth remains a central pillar of our value creation strategy,” continued Clark. “Over the last several years we have focused on expanding our position within high-value verticals where our solutions-based approach has supported margin expansion and a higher quality of earnings. We continued to make progress in this regard during the fiscal first quarter, with adjusted operating margin and adjusted EBITDA margins exceeding 10% and 12% respectively. The drivers of improvement are broad based, with multiple factors contributing to building sustainable customer relationships and durable business processes.

“Over the last year LSI has generated more than $45 million in free cash flow, including more than $9 million in the fiscal first quarter. We continue to strengthen our balance sheet in the reduction of our net leverage from 1.7x to 0.5x in the last twelve months. We continue to apply a disciplined approach to capital allocation, one that prioritizes debt reduction and high-return organic investments, inorganic growth, and a stable return of capital program.

“Innovation has been an important part of our growth in sales and profitability the last several years and is a critical part of our future growth” Clark stated. “At the recent NACS (National Association of Convenience Stores) trade show, we featured three innovative products utilizing patented technologies that provide differentiated solutions for the refueling/c-store and other retail markets. NACS is one of the nation’s largest trade shows and presented the opportunity to share our value proposition with both new and existing customers.

“For example, the ‘Archer’ is a linear perimeter lighting system that provides an optically managed curtain of light around the building exterior, maintaining the character of the building at night. Our canopy lighting fixtures provide an option to utilize ‘Forward Throw’ optics technology to illuminate a secured path from refueling pumps to the C-store entrance. This combination provides a lighting solution that provides a safer, more inviting environment for both customers and employees, deters potential crime, all driving store sales growth through increased customer traffic. This is just one example of working collaboratively with our customers to develop innovative solutions to important problems and creating recognized value.

“We also highlighted the new mobile refrigeration display case utilizing the R290 non-toxic refrigerant free of ozone depleting properties. Expansion of our JSI display case products into the c-store market is an important part of our organic growth initiatives.

“Reviewing segment performance, first quarter Lighting Segment sales were held steady when compared to the strong prior year quarter, reflecting both increased market penetration, together with healthy activity levels within our market verticals. Lighting adjusted gross margin rate improved 140 basis points to 34.4% in the period, driven by steady volume, favorable pricing/mix, and cost management. Project quotation levels remain steady entering the fiscal second quarter, and the pricing environment remains stable.

LSI Industries Fiscal 2024 First Quarter Results

November 2, 2023

“The first phase of the large EV battery plant project, referenced in last quarter’s earnings call, is nearing completion,” continued Clark. “Initial feedback on this multi-million-dollar lighting project from both the contractor and end-customer is very positive. Our enhanced customer service for this order included on-site pre-installation product inspection and technical assistance throughout the installation process. Last week we received the order for the second of the two-plant complex. The second facility is similar in size and lighting specification requirements. Shipment activity will begin in late fiscal second quarter and be complete by the end of the fiscal third quarter.

“We continue to invest in both product and non-product initiatives for the Lighting Segment. A record number of agency, distributor, and contractor partner personnel visited our lighting locations for multi-day training on new products and specific vertical-market applications. In-person training on specific products/solutions is an integral component of our comprehensive training and communications platform used to inform and educate others on our value proposition.

“Fiscal first quarter results for our Display Solutions segment reflect improved profitability and margin expansion on a modest sales decline. Favorable program pricing and prudent cost management were responsible for the 360-basis point adjusted gross margin rate improvement. Sales growth was realized in the Refueling/C-Store vertical, as well as QSR with Digital Signage applications, offsetting a modest decline in Grocery-related sales.

“We successfully secured several new significant programs during the first quarter which have been progressing through the development and approval phase throughout the last twelve months,” added Clark. “One of the world’s largest oil companies has selected LSI to lead an image refresh program for seven distinct brands with a network of over 7,000 domestic locations. Coincidentally, we just recently completed the final sites for the comprehensive brand refresh program this Company started with us seven years ago. The new imaging upgrade will apply LSI’s new ‘Archer’ and ‘Forward Throw’ technology described above, and the customer is targeting to complete the refresh in four and a half years, significantly faster than the previous seven-year program cycle. The lifecycle for image programs continues to shorten, as our customers recognize the value of maintaining the quality of their brand. This program engagement, which will include both Lighting and Display products, is currently underway with an initial 150 flagship locations.

“Our continued collaboration with several large oil companies, relationships that were instrumental in our commercial expansion into Mexico and Puerto Rico in recent years, has led to the next step in our international expansion,” continued Clark. “We have been awarded programs establishing our presence into six Central American countries and Jamaica. The expansion involves rebranding more than 1,400 sites, with the plan to complete all renovation work over the next three years. The program scope will range from a combination of complete turnkey solutions, including site surveys through installation, to sites where we will supply product only. The retrofit solution will be specific for each site, with some sites having both Lighting and Display Solutions, while other sites will require Display Solutions only.

LSI Industries Fiscal 2024 First Quarter Results

November 2, 2023

“While the forward outlook for Display Solutions remains very positive, the near-term activity will be impacted by program timing. The more recent timing issues of site permitting and customer installation scheduling, combined with the growing industry disruption caused by the pending merger of the nation’s two largest grocery chains, along with record prior year shipments, will adversely impact Display sales in the fiscal second quarter when compared to the prior year. We are working closely with our customers to ensure we are positioned to service on-going changes in program order release activity and short-term delivery requirements. Despite the near-term volatility in activity levels, the underlying demand outlook for this business remains strong.”

Clark concluded, “We continue to realize tangible progress on the initiatives that position our Company for profitable growth and to achieve our 2028 Fast Forward sales and profitability objectives. We will maintain our management focus on strong commercial and operational execution, margin management, and cash generation, allowing us to successfully manage through any short-term market disruptions associated with program timing.”

FISCAL 2024 FIRST QUARTER CONFERENCE CALL

A conference call will be held today at 11:00 A.M. ET to review the Company’s financial results and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of LSI Industries’ website at www.lsicorp.com. Individuals can also participate by teleconference dial-in. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time to register, download and install any necessary audio software.

Details of the conference call are as follows:

Domestic Live:	877-407-4018
International Live:	201-689-8471

To listen to a replay of the teleconference, which will be available through November 16, 2023:

Domestic Replay:	844-512-2921
International Replay:	412-317-6671
Conference ID:	13741905

ABOUT LSI INDUSTRIES

Headquartered in Cincinnati, LSI Industries (Nasdaq: LYTS) specializes in the creation of advanced lighting, graphics, and display solutions. The Company’s American-made products, which include lighting, print graphics, digital graphics, refrigerated and custom displays, aim to help businesses stand out in a competitive market. With a workforce of nearly 1,600 employees and 11 facilities throughout North America, LSI is dedicated to providing top-quality solutions to its clients. Additional information about LSI is available at www.lsicorp.com.

LSI Industries Fiscal 2024 First Quarter Results

November 2, 2023

FORWARD-LOOKING STATEMENTS

For details on the uncertainties that may cause our actual results to be materially different than those expressed in our forward-looking statements, visit https://investors.lsicorp.com as well as our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q which contain risk factors.

INVESTOR & MEDIA CONTACT

Noel Ryan, IRC

720.778.2415

LYTS@vallumadvisors.com

LSI Industries Fiscal 2024 First Quarter Results

November 2, 2023

(Unaudited)	Three Months Ended September 30
(In thousands, except per share data)	2023	2022	% Change
Net sales	$123,441	$127,069	-3%

Operating income as reported	11,028	10,021	10%

Long-Term Performance Based Compensation	1,325	551
Consulting expense: Commercial Growth Initiatives	19	303
Severance costs and Restructuring costs	353	12

Operating income as adjusted	$12,725	$10,887	17%

Net income as reported	$8,028	$6,262	28%

Net income as adjusted	$8,740	$7,077	23%

Earnings per share (diluted) as reported	$0.27	$0.22	23%

Earnings per share (diluted) as adjusted	$0.29	$0.25	16%

	(amounts in thousands)
	September 30,	June 30,
	2023	2023
Working capital	$76,219	$73,314
Total assets	$301,768	$296,150
Long-term debt	$25,098	$31,629
Other long-term liabilities	$12,151	$10,380
Shareholders' equity	$186,546	$177,578

Three Months Ended September 30, 2023, Results

Net sales for the three months ended September 30, 2023, of $123.4 million decreased 3% from the three months ended September 30, 2022, net sales of $127.1 million. Lighting Segment net sales of $67.6 million were flat from prior year while Display Solutions Segment net sales of $55.8 million decreased 6% from last year’s first quarter net sales of $59.5 million. Net income for the three months ended September 30, 2023, was $8.0 million, or $0.27 per share, compared to $6.3 million or $0.22 per share for the three months ended September 30, 2022. Earnings per share represents diluted earnings per share.

Balance Sheet

The balance sheet at September 30, 2023, included current assets of $154.2 million, current liabilities of $78.0 million and working capital of $76.2 million, which includes cash of $3.5 million. The current ratio was 2.0 to 1. The balance sheet included shareholders’ equity of $186.5 million and long-term debt of $25.1 million. It is the Company’s priority to continuously generate sufficient cash flow, coupled with an approved credit facility, to adequately fund operations.

LSI Industries Fiscal 2024 First Quarter Results

November 2, 2023

Cash Dividend Actions

The Board of Directors declared a regular quarterly cash dividend of $0.05 per share in connection with the first quarter of fiscal 2024, payable November 21, 2023, to shareholders of record as of the close of business on November 13, 2023. The indicated annual cash dividend rate is $0.20 per share. The Board of Directors has adopted a policy regarding dividends which provides that dividends will be determined by the Board of Directors in its discretion based upon its evaluation of earnings both on a GAAP and non-GAAP basis, cash flow requirements, financial condition, debt levels, stock repurchases, future business developments and opportunities, and other factors deemed relevant by the Board.

Non-GAAP Financial Measures

This press release includes adjustments to GAAP operating income, net income, and earnings per share for the three months ended September 30, 2023, and 2022. Operating income, net income, and earnings per share, which exclude the impact of long-term performance based compensation expense, commercial growth initiative expense, and severance and restructuring costs, are non-GAAP financial measures. We exclude these items because we believe they are not representative of the ongoing results of operations of the business. Also included in this press release are non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and before long-term performance based compensation expense, commercial growth initiative expense, and severance and restructuring expense (Adjusted EBITDA), and Free Cash Flow. We believe that these are useful as supplemental measures in assessing the operating performance of our business. These measures are used by our management, including our chief operating decision maker, to evaluate business results, and are frequently referenced by those who follow the Company. These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, the non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations, in that they do not reflect all amounts associated with our results as determined in accordance with U.S. GAAP. Therefore, these measures should be used only to evaluate our results in conjunction with corresponding GAAP measures. Below is a reconciliation of these non-GAAP measures to net income and earnings per share reported for the periods indicated along with the calculation of EBITDA, Adjusted EBITDA, Free Cash Flow, and Net Debt to Adjusted EBITDA

LSI Industries Fiscal 2024 First Quarter Results

November 2, 2023

	Three Months Ended
	September 30
(In thousands, except per share data)	2023		2022
		Diluted		Diluted
Reconciliation of net income to adjusted net income		EPS		EPS
Net income as reported	$8,028	$0.27	$6,262	$0.22

Long-Term Performance Based Compensation	974	0.03	420	0.01

Consulting expense: Commercial Growth Initiatives	13	-	226	0.01

Severance costs and Restructuring costs	256	0.01	9	-

Tax rate difference between reported and adjusted net income	(531)	(0.02)	160	0.01

Net income adjusted	$8,740	$0.29	$7,077	$0.25

(Unaudited; In thousands)	Three Months Ended
Net Income to Adjusted EBITDA	September 30
	2023	2022	% Change
Net Income as reported	$8,028	$6,262
Income Tax	2,338	2,758
Interest Expense, net	566	788
Other expense (income)	96	213
Operating Income as reported	$11,028	$10,021	10%

Depreciation and amortization	2,371	2,421
EBITDA	$13,399	$12,442	8%

Long-Term Performance Based Compensation	1,325	551
Consulting expense: Commercial Growth Initiatives	19	303
Severance costs and Restructuring costs	353	12
Adjusted EBITDA	$15,096	$13,308	13%
Adjusted EBITDA as a percentage of Sales	12.2%	10.5%

(Unaudited; In thousands)	Three Months Ended
Free Cash Flow	September 30
	2023	2022	% Change
Cash flow from operations	$10,592	$10,583	NM

Capital expenditures	(1,393)	(434)
Free cash flow	$9,199	$10,149	NM

LSI Industries Fiscal 2024 First Quarter Results

November 2, 2023

Net Debt to Adjusted EBITDA Ratio	September 30,
(amounts in thousands)	2023	2022
Current Maturity of Debt	$3,571	$3,571
Long-Term Debt	25,098	73,975
Total Debt	$28,669	$77,546
Less: Cash	(3,533)	(9,028)
Net Debt	$25,136	$68,518
Adjusted EBITDA - Trailing Twelve Months	$53,408	$40,836
Net Debt to Adjusted EBITDA Ratio	0.5	1.7

(Unaudited)	Three Months Ended September 30
(In thousands, except per share data)	2023	2022
Net sales	$123,441	$127,069

Cost of products sold	86,505	92,319
Severance costs and Restructuring costs	347	12

Gross profit	36,589	34,738

Severance costs and Restructuring costs	6	-
Consulting expense: Commercial Growth Initiatives	19	303
Selling and administrative costs	25,536	24,414

Operating Income	11,028	10,021

Other (income) expense	96	213
Interest expense, net	566	788

Income before taxes	10,366	9,020

Income tax	2,338	2,758

Net income	$8,028	$6,262

Weighted Average Common Shares Outstanding
Basic	28,757	27,641
Diluted	29,955	28,664

Earnings Per Share
Basic	$0.28	$0.23
Diluted	$0.27	$0.22

LSI Industries Fiscal 2024 First Quarter Results

November 2, 2023

	(amounts in thousands)
	September 30,	June 30,
	2023	2023
Current assets	$154,192	$149,876
Property, plant and equipment, net	25,532	25,431
Other assets	122,044	120,842
Total assets	$301,768	$296,149

Current maturities of long-term debt	$3,571	$3,571
Other current liabilities	74,402	72,991
Long-term debt	25,098	31,629
Other long-term liabilities	12,151	10,380
Shareholders' equity	186,546	177,578
	$301,768	$296,149